CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated December 2, 1998, accompanying the October 31, 1998 financial statements of The Penn Street Fund, Inc. (comprising, respectively, the Global Equity Portfolio and the Global Income Portfolio) which are incorporated by reference in Part B of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.





                               BRIGGS, BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
December 30, 1998